Exhibit 99

ROCKY BRANDS, INC.

Company Contact:	Tom Robertson
Chief Financial Officer
(740) 753-1951

Investor Relations:	Brendon Frey
ICR, Inc.
(203) 682-8200

ROCKY BRANDS DECLARES INCREASE IN QUARTERLY CASH DIVIDEND

NELSONVILLE, Ohio, May 17, 2018 – Rocky Brands, Inc. (Nasdaq: RCKY) today announced that its board of directors has approved a $0.01 increase of its quarterly dividend to $0.12 per share of outstanding common stock, which will be paid on June 15, 2018 to all shareholders of record as of the close of business on May 31, 2018.

The declaration and payment of future dividends and the establishment of future record dates and payment dates are subject to the quarterly determination of the board of directors and that doing so is in the best interests of the Company’s shareholders.

About Rocky Brands, Inc.

Rocky Brands, Inc. is a leading designer, manufacturer and marketer of premium quality footwear and apparel marketed under a portfolio of well recognized brand names including Rocky®, Georgia Boot®, Durango®, Lehigh®, and the licensed brand Michelin®.

Safe Harbor Language

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Those statements include, but may not be limited to, all statements regarding intent, beliefs, expectations, projections, forecasts, and plans of the Company and its management. These forward-looking statements involve numerous risks and uncertainties, including, without limitation, the various risks inherent in the Company’s business as set forth in periodic reports filed with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K for the year ended December 31, 2017 (filed March 12, 2018) and quarterly report on Form 10-Q for the period ended March 31, 2017 (filed May 9, 2018).    One or more of these factors have affected historical results, and could in the future affect the Company’s businesses and financial results in future periods and could cause actual results to differ materially from plans and projections. Therefore there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the Company, or any other person should not regard the inclusion of such information as a representation that the objectives and plans of the Company will be achieved. All forward-looking statements made in this press release are based on information presently available to the management of the Company. The Company assumes no obligation to update any forward-looking statements.